June 30

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2019 (September 4, 2019)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8401 McClure Drive

Fort Smith, Arkansas 72916

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	ARCB	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 7.01 – REGULATION FD DISCLOSURE

ArcBest® (Nasdaq: ARCB) is providing the following update on the most recent information related to its third quarter 2019 financial results and business trends.

Statistics for August 2019 have not been finalized. For the third quarter of 2019 through the end of August, compared to the same period last year, ArcBest’s preliminary financial metrics and business trends are as follows:

Asset-Based Operating Segment

●	Daily Billed Revenue decreased approximately 2.5%.
●	Total Tonnage/Day decreased approximately 3.5% with a high-single digit percentage decrease in LTL-rated tonnage offset by double digit percentage increases in TL-rated spot shipments moving in the Asset-Based network. This year’s July-to-August LTL tonnage trends are below those of recent history
●	Total Shipments/Day decreased approximately 3.5%.
●	Total Billed Revenue/CWT increased approximately 1% as a high-single digit percentage increase in LTL Billed Revenue/CWT, excluding fuel surcharge, was somewhat offset by lower Revenue/CWT on a higher number of TL-rated spot shipments moving in the Asset-Based network. As a reminder, in third quarter 2018, Total Billed Revenue/CWT increased 10.1%.
●	Total Billed Revenue/Shipment increased 1% with similar increases on LTL-rated shipments.
●	Total Weight/Shipment was flat, with the weight/shipment on LTL-rated shipments down approximately 5%.

Asset-Based Operating Segment – Highlights of Projected Operating Impacts

In recent years, the historical average sequential change in ArcBest’s asset-based operating ratio in the third quarter, versus the second quarter, has been roughly flat. The second quarter to third quarter sequential operating ratio change this year will be different than the historical range due to effects of lower weight/shipment on LTL-rated shipments and various cost factors, as described below:

●	Asset-Based shared services costs in third quarter 2019 are expected to increase by approximately $4 million over second quarter 2019, and to increase by approximately $2 million over the prior-year period. These changes relate to cost of living increases and investments related to enhancing the customer experience through initiatives for more efficient and streamlined delivery of customer relationship services, including investments in digital advertising, technologies and personnel.
●	Asset-Based technology costs in third quarter 2019 are expected to increase by approximately $1 million over second quarter 2019, and to increase by approximately $2 million over the prior-year period.
●	ABF Freight equipment depreciation costs in third quarter 2019 are expected to increase by approximately $1.5 million over second quarter 2019, and to increase by approximately $1 million over the prior-year period. This is primarily related to ABF Freight taking delivery of the large majority of its 2019 replacement tractors in the third and fourth quarters versus those deliveries occurring more evenly between quarters in recent years.
●	In third quarter 2019, “Fuel, supplies, and expenses” for the Asset-Based segment are expected to increase by approximately $2 million over second quarter 2019, and to increase by approximately $5 million over the prior-year period. The cost increases in this expense line, which are partially offset by lower fuel costs, are primarily related to maintenance and repair costs reflecting a number of factors, including:
o	a greater percentage of EPA Emission Standards-compliant tractors in ABF Freight’s city fleet
o	higher parts costs due, in part, to higher market demand and the impact of increased tariffs
o	improved utilization of owned equipment rather than use of third-party pickup and delivery resources.
●	Additional union vacation costs in third quarter 2019 are expected to be flat versus second quarter 2019, and to increase by approximately $1.5 million over the prior-year period.

Statistics for August 2019 have not been finalized. For the third quarter of 2019 through the end of August, compared to the same period last year, preliminary financial metrics and business trends are as follows:

Asset-Light ArcBest Segment (not including FleetNet)

●	Total revenue decreased approximately 3%.
●	Purchased transportation expense was approximately flat.
●	Consistent with disclosures regarding the first half of 2019, this year’s increased availability of truckload capacity compared to the tighter market in 2018, has led to lower revenue per shipment and reduced demand for expedite services.
●	Managed Solutions continues to have a positive impact on the Asset-Light business.
●	As previously disclosed, third quarter 2018 included a $1.9 million gain on sale of a subsidiary.

There will be 63.5 working days in the third quarter compared to 63 days in the third quarter of 2018.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995:  Certain statements and information in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; untimely or ineffective development and implementation of new or enhanced technology; the loss or reduction of business from large customers; competitive initiatives and pricing pressures; relationships with employees, including unions, and our ability to attract and retain employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; the cost, timing, and performance of growth initiatives; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; availability and cost of reliable third-party services; governmental regulations; environmental laws and regulations, including emissions-control regulations; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer plans; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; maintaining our intellectual property rights, brand, and corporate reputation; the loss of key employees or the inability to execute succession planning strategies; default on covenants of financing arrangements and the availability and terms of future financing arrangements; timing and amount of capital expenditures; self-insurance claims and insurance premium costs; the cost, integration, and performance of any recent or future acquisitions; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance and fuel and related taxes; potential impairment of goodwill and intangible assets; greater than anticipated funding requirements for our nonunion defined benefit pension plan; seasonal fluctuations and adverse weather conditions; regulatory, economic, and other risks arising from our international business; antiterrorism and safety measures; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Se

ARCBEST CORPORATION

(Registrant)

Date:	September 4, 2019	/s/ Michael R. Johns
Michael R. Johns
Vice President – General Counsel
and Corporate Secretary